Exhibit 99.1

FOR IMMEDIATE RELEASE

CONFERENCE CALL DETAILS ON PAGE TWO

AEGERION PHARMACEUTICALS ANNOUNCES

FIRST QUARTER 2012 FINANCIAL RESULTS

Marketing Applications for Lomitapide Accepted by FDA and EMA

Cambridge, MA, May 1, 2012 - Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat debilitating and often fatal rare diseases, announced its financial results and business highlights for the first quarter ended March 31, 2012. The company has also announced that its New Drug Application (NDA) for lomitapide for the treatment of the adult Homozygous Familial Hypercholesterolemia (HoFH) population was accepted for review by the FDA. In March, the Company previously announced that the European Medicines Agency (EMA) had accepted for review the Marketing Authorization Application (MAA) for lomitapide. Aegerion is seeking approval of lomitapide as an adjunct to a low-fat diet and other lipid-lowering therapies to reduce cholesterol in patients with HoFH.

Management Commentary

“The acceptance of our NDA and MAA filings by the respective regulatory agencies marks a significant milestone for Aegerion,” said Marc D. Beer, Chief Executive Officer. “We are confident in the quality of our submissions, and continue to lay the foundation for a successful launch with commercial development plans. As part of those plans, we are working with the HoFH community to identify patients, educate key stakeholders about the disease and increase overall awareness.”

Financial Results and Outlook

For the first quarter ended March 31, 2012, Aegerion reported a net loss attributable to common stockholders of $11.7 million, or $0.55 per share, compared with a net loss attributable to common stockholders of $6.8 million, or $0.39 per share, for the same period in 2011.

Research and development expenses were $4.6 million for the quarter ended March 31, 2012, compared to $3.5 million for the same period in 2011. The increase in research and development expenses year-over-year was primarily related to an increase in headcount and resources devoted to regulatory work and related activities in connection with the Company’s recently submitted NDA and MAA filings.

General and administrative expenses were $5.1 million for the quarter ended March 31, 2012, compared to $3.3 million for the same period in 2011. The increase in general and administrative expenses in the first quarter of 2012 over the comparable period in 2011 was primarily related to building out the management team and investing in resources for the anticipated commercial launch of lomitapide.

For the quarter ended March 31, 2012, restructuring costs were $0.8 million which consisted primarily of employee-related cash and non-cash compensation charges due to the closing of our New Jersey office. Interest and other expense was $1.1 million for the quarter ended March 31, 2012 compared to $45,000 for the same period in 2011. The increase in the first quarter of 2012 was primarily due to a $0.8 million loss on the extinguishment of debt in connection with the refinancing of the Company’s term loan.

Cash, cash equivalents and marketable securities totaled $63.5 million as of March 31, 2012, compared to $46.8 million as of March 31, 2011 and $73.2 million as of December 31, 2011.

Conference Call Details

Aegerion will hold a conference call to discuss its financial results, business highlights and outlook today, Tuesday, May 1, 2012 at 8:30 a.m. ET. In addition, the Company will answer questions concerning business and financial developments and trends, and other matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.

To listen to the conference call, dial (866) 516-3002 (International callers dial (760) 298-5082). In addition, the conference call will be available through a live audio webcast in the “Investors” section of the Aegerion website, www.aegerion.com. An accompanying slide presentation also can be accessed via the Aegerion website. The conference call will be archived and accessible on the same website shortly after the conclusion of the call.

About Aegerion Pharmaceuticals, Inc.

Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR) is committed to changing the way rare, life-threatening disorders are treated. We are an emerging biopharmaceutical company focused on the development and commercialization of novel, breakthrough therapeutics to treat debilitating and often fatal rare diseases. Aegerion is motivated by its commitment to patients first. We are also attentive to our core values of integrity, innovation, responsibility to healthcare providers, development of employees and always – scientific and clinical excellence.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the potential for regulatory approval and launch of lomitapide. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other factors: the risk that applicable regulatory authorities may ask for additional data, information or studies to be completed or provided prior to approval; the risk that applicable regulatory authorities may not agree with our validation plan or may require additional work related to the commercial manufacturing process to be completed prior to approval or may, in the course of the inspection of manufacturing facilities, identify issues to be resolved; the risks that the applicable regulatory authorities may not be satisfied with the safety profile of lomitapide; and the risk that we do not receive approval of lomitapide on a timely basis or at all. For additional disclosure regarding these and other risks we face, see the disclosure contained in our public filings with the U.S. Securities and Exchange Commission (available on the SEC’s website at http://www.sec.gov), including the “Risk Factors” section of our most recent Annual Report on Form 10-K. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

CONTACT:

Aegerion Pharmaceuticals, Inc.	Aegerion Pharmaceuticals, Inc.
Corporate	Investors & Media
Mark Fitzpatrick, CFO	Michael Lawless, VP, IR
+1 (617) 500-6235	+ 1 (857) 242-5028

Aegerion Pharmaceuticals, Inc.

(A Development Stage Company)

Consolidated Condensed Statements of Operations

(Unaudited)

			Period from
			February 4,
			2005 (inception) to March 31, 2012
	Three Months Ended March 31,
	2012	2011
Operating Expenses:
Research and development	$4,634,842	$3,449,941	$78,935,103
General and administrative	5,111,144	3,337,514	43,622,737
Restructuring costs	830,518	—	1,742,492

Total operating expenses	10,576,504	6,787,455	124,300,332

Loss from operations	(10,576,504)	(6,787,455)	(124,300,332)
Interest and other income/(expense), net	(1,088,641)	(45,003)	(7,879,966)

Loss before income taxes	(11,665,145)	(6,832,458)	(132,180,298)
Benefit from income taxes	—	—	1,793,129

Net loss	(11,665,145)	(6,832,458)	(130,387,169)
Less: Accretion of preferred stock dividends and other deemed dividends	—	—	(23,663,413)

Net loss attributable to common stockholders	$(11,665,145)	$(6,832,458)	$(154,050,582)

Net loss attributable to common stockholders per common share - basic and diluted	$(0.55)	$(0.39)

Weighted-average shares outstanding - basic and diluted	21,246,175	17,641,543

Aegerion Pharmaceuticals, Inc.

(A Development Stage Company)

Consolidated Condensed Balance Sheets

(Unaudited)

	March 31, 2012	December 31, 2011
Cash, cash equivalents and marketable securities	$63,509,115	$73,162,767
Prepaid expenses and other current assets	991,815	913,845
Restricted cash	104,892	104,892
Property and equipment, net	629,000	526,353
Other assets	365,001	860,302

Total assets	$65,599,823	$75,568,159

Accounts payable and accrued expenses	$6,673,537	$7,525,386
Current portion of long-term debt	277,777	1,875,002
Long-term debt	9,722,223	8,124,998
Other noncurrent liabilities	85,999	841,432

Total liabilities	16,759,536	18,366,818
Total stockholders’ equity	48,840,287	57,201,341

Total liabilities and stockholders’ equity	$65,599,823	$75,568,159